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                                                                   EXHIBIT 10.40

[LOGO OF SANWA BANK CALIFORNIA APPEARS HER]


                   AMENDMENT OF COMMERCIAL CREDIT AGREEMENT


This Amendment of Commercial Credit Agreement ("Amendment") is made and entered into this 1st day of December, 1998 by and between SANWA BANK CALIFORNIA (the "Bank") and ATG INC. (the "Borrower") with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain commercial credit agreement between the parties hereto and dated as of July 1, 1998, as it may have been or be amended from time to time, and any and all addenda, riders, exhibits and schedules thereto (collectively, the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend, amend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1.  REVISED LINE OF CREDIT FACILITY. The dollar amount provided for in section
2.02 of the Agreement, which is currently $8,000,000.00. is hereby modified and changed to be $9,500,000.00.

2. REVISED LOCATION AND MAINTENANCE OF EQUIPMENT. Section 6.04 A of the Agreement is hereby modified and changed to add the following new location: 1556 Bearcreek Road, Oak Ridge, TN 37831.

3. REVISED LOCATION AND QUALITY OF INVENTORY. Section 6.05 of the Agreement is hereby modified and changed to add the following new location: 1556 Bearcreek Road, Oak Ridge, TN 37831.

4. REVISED NET WORTH. Section 6.16 A of the Agreement is hereby deleted and is replaced by the following new section 6.16 A which reads in its entirety as follows: Section 6.16 A, Net Worth. A minimum Effective Tangible Net Worth of not less than $38,000,000.00 plus 75% of net income after tax at each fiscal year end plus the proceeds of any secondary equity offering.

5. REVISED DEBT SERVICE COVERAGE RATIO. The ratio provided for in section 6.16 D of the Agreement, which is currently 1.05 to 1.00, is hereby modified and changed to be 1.40 to 1.00.

6. REVISED CAPITAL EXPENSES. Section 6.18 of the Agreement is hereby deleted and is replaced by the following new section which reads in its entirety as follows: Section 6.18. Capital Expenses. Not make any fixed capital expenditures or any commitment therefor, including, but not limited to, incurring liability for uses which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property except for (i) expenditures in an aggregate amount not exceeding $12.000,000.00 for the purchase of Molten Metal Technology. Inc.'s Wet Waste Service Division: and (ii) expenditures in an aggregate amount not exceeding $5,000,000.00 in any one fiscal year.

7. LOAN FEE. As a condition precedent to the effectiveness of this Amendment, the Borrower hereby promises and agrees to pay to the Bank a loan fee in the amount of $5.000.00, which fee shall be due upon the execution of this Amendment.

8. INCORPORATION INTO AGREEMENT. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof, "herein" or words of like import referring to the Agreement shall mean and be referenced to the Agreement as amended by this Amendment.

9. NO WAIVER. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under, the Agreement.

10. CONFIRMATION OF OTHER TERMS AND CONDITIONS. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.


BANK:                                    BORROWER:

SANWA BANK CALIFORNIA                    ATG INC.


By: /s/ John Norawong                    By: /s/ Doreen Chiu
   --------------------------------         -------------------------------
   John Norawong, Authorized Officer        Doreen Chiu, President

                                      (1)
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                       RIDER TO LINE OF CREDIT AGREEMENT


     This Rider shall be deemed to be subject to the terms of that certain Line of Credit Agreement dated as of July 1, 1998 by and between Bank and Borrower, as it may be amended from time to time. and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Rider shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Rider conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

     In addition to the covenants contained in Section 6 of the Agreement, Borrower shall perform all acts reasonably necessary to ensure that Borrower becomes Year 2000 Compliant in a timely manner. Such acts shall include performing a review and assessment of all of Borrower's systems and adopting a plan with a budget for the remediation and testing of such systems. For the purposes hereof. "Year 2000 Compliant" shall mean that all software, hardware, firmware, equipment, goods or systems, utilized by and material to the business operations or financial condition of the Borrower. will properly perform date sensitive functions before, during and after the Year 2000. Borrower shall use its best efforts to remain informed as to whether its major customers, suppliers and vendors are Year 2000 Compliant. Borrower shall, upon the Bank's request. provide Bank with such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.

     Except as specifically provided in this Rider, all other terms, conditions and covenants contained in the Agreement shall remain unchanged and shall continue in full force and effect.

     IN WITNESS WHEREOF, this Rider has been executed by the parties hereto as of 12/1/98, 1998.


BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                   ATG INC.


By: /s/ John Norawong                   By: /s/ Doreen Chiu
    ---------------------------------       ---------------------------------
    John Norawong, Authorized Officer       Doreen Chiu, President